September 22, 2003


American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107

                   American Business Financial Services, Inc.
                    $250 Million Mortgage Warehouse Facility
                                Commitment Letter

Ladies and Gentlemen:

As we, Chrysalis Warehouse Funding, LLC (the "Lender"), understand, American Business Financial Services, Inc., a Delaware corporation (the "Company"), wishes to obtain financing in order to finance the origination of new qualifying mortgage loans by the Company and certain of its licensed mortgage origination subsidiaries.

Based upon information known to us today concerning the transaction, the Lender is pleased to advise you of its commitment to structure, arrange, syndicate, and provide a secured mortgage warehouse revolver facility in an aggregate amount of up to $250,000,000 (the "Credit Facilities") upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and upon the terms and conditions set forth in Attachment A hereto. The borrower under the Credit Facilities is anticipated to be one of two Delaware business trusts (the "Borrower") to be formed by the Company with JPMorgan Chase Bank as the Custodian and Backup Servicer (as defined on Attachment A) and Wilmington Trust Company as the Owner Trustee. Based upon information known to us today, the principal transaction documents (the "Transaction Documents") would include those agreements and documents set forth on Attachment B hereto and the structure would be substantially as set forth in Attachment C hereto. This commitment is backed by and subject to (a) the commitment of the equity owners of the Lender to provide the capital necessary to fund a portion of the Credit Facilities, a copy of which is provided as Attachment D hereto, and (b) the commitment of one or more lenders to the Lender (each such lender, a "Pledgee Lender"), which commitment is expressly conditioned upon, among other things, the terms and conditions set forth in Attachment E hereto and certain additional terms(1), to which Lender's rights and remedies may be collaterally assigned in whole or in part. Attachments A through E, collectively, are referred to herein as the "Attachments" and comprise an integral part of this Commitment Letter.

------------

         (1) Such terms include the following: (i) execution of definitive documentation relating to such Pledgee Lender's credit facility with Lender, in form and substance satisfactory to such Pledgee Lender and its legal counsel,
(ii) receipt of such legal opinions as may be reasonably requested by such Pledgee Lender and its legal counsel, (iii) payment of a commitment fee, and
(iv) there not occurring or becoming known to such Pledgee Lender following the date of this Commitment Letter any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Lender, any sponsor of the Lender, the Approved Mortgage Originators taken as a whole or any collateral to be pledged under such facility, provided, however that a material adverse condition or material adverse change as provided above shall not include with respect to the Company a MAC Exclusion Event (as defined herein).


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                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 2

The commitments and agreements of the Lender described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Company, its parent or any of its subsidiaries (the "Origination Parties") other than a MAC Exclusion Event (as defined below), (b) the execution and delivery of and the payment of all fees due under that certain fee letter between the Company and Clearwing Capital, LLC ("Clearwing") of even date herewith ("Fee Letter") concurrently with the execution of this Commitment Letter and (c) the satisfaction of the other conditions set forth or referred to in the Attachments to the satisfaction of the Lender. The final documentation of the commitments made by the Lender hereunder and of the Credit Facilities may contain material terms and conditions customary for transactions of this type in addition to the terms and conditions set forth in this Commitment Letter, the Fee Letter and the Attachments. Those matters that are not covered by the provisions of this Commitment Letter, the Fee Letter and the Attachments are subject to the approval and agreement of the Lender and the Company. A "MAC Exclusion Event" shall mean (i) losses during the Company's fiscal year ending June 30, 2003 or during the Company's fiscal quarter ending September 30, 2003, (ii) an inability to complete a securitization, or (iii) an inability to sell new subordinated indebtedness (A) during the period from the closing date of the Credit Facilities (the "Closing Date") through the date that is 3 weeks after the Closing Date or (B) during any other consecutive 3-week period provided that there are no more than 2 such 3-week periods during any 12-month period.

Syndication

It is agreed that the Lender will act as sole lead arranger for the Credit Facilities and that the Lender will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by it in such role. The Lender does not intend to syndicate the Credit Facilities on the Closing Date (as defined below), but Lender reserves the right to syndicate the Credit Facilities after the Closing Date to one or more financial institutions (the "Financial Institutions"). The Lender is under no obligation to disclose the identities of the Financial Institutions to the Company, the Borrower or any other person. Notwithstanding anything in this Commitment Letter to the contrary, so long as no default or event of default has occurred or is continuing, the Lender shall not syndicate the Credit Facilities to (a) any of JPMorgan Chase Bank, Bear Stearns & Co., Inc., Credit Suisse First Boston LLC, UBS A.G., Lehman Brothers, Residential Funding Corporation, or Deutsche Bank, or
(b) any direct competitor of the Company, without the prior consent of the Company.

The Lender will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when its commitments will be accepted, which institutions will participate, the allocations of the commitments among the Financial Institutions and the amount and distribution of fees among the Financial Institutions. The Lender shall have sole discretion in the appointment of, and awarding of titles to, other agents, co-agents, arrangers or bookrunners, and shall determine if any compensation will be paid.

                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 3

To assist the Lender in its syndication efforts, you agree promptly to prepare and provide to the Lender all information with respect to the Company and its affiliates, and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to the Lender by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Lender by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand and agree that in arranging and syndicating the Credit Facilities we and the Financial Institutions may use and rely on the Information and Projections without independent verification thereof.

Costs and Expenses

In consideration of the commitment of the Lender and any Pledgee Lender and recognizing that in connection herewith the Lender (or its affiliates) and any Pledgee Lender have incurred and will be continuing to incur costs and expenses (including, without limitation, fees and disbursements of counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, electronic reporting and consultant costs and expenses), you hereby agree to pay, or reimburse the Lender, its affiliates, and any Pledgee Lenders for all such fees, costs and disbursements, including, without limitation, those incurred in connection with the negotiation and documentation of the Credit Facilities or any of the transactions contemplated or referred to herein, regardless of whether any of the transactions contemplated hereby are consummated. You also agree to pay all reasonable costs and expenses of the Lender and the Pledgee Lenders (including, without limitation, fees and disbursements of counsel) for the enforcement of any of the Lender's and the Pledgee Lenders' rights and remedies hereunder.

Upon accepting this Commitment Letter, you agree to pay to the Lender, for the benefit of the Lender, its affiliates, and the Pledgee Lenders, a work fee of $1,000,000 (the "Work Fee") which amount shall be applied to the payment of costs and expenses already incurred by Lender, its affiliates, and the Pledgee Lenders (which exceeded the $500,000 expense payment previously made by you pursuant to the July 11 Agreement (as defined below)) or otherwise payable by you pursuant to the preceding paragraph. Any unapplied balance of the Work Fee will be refunded to you.

Fees

As consideration for the Lender's commitments hereunder and the Lender's agreement to perform the services described herein, you agree to pay to the Lender the nonrefundable fees set forth in the Fee Letter. In no event shall any portion of the fees set forth in the Fee Letter be applied to Company's obligation to pay costs and expenses hereunder.

                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 4


Confidentiality

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Attachments, or the Fee Letter or any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (including state and federal securities laws as determined by the Company and its counsel in their sole discretion) (in which case you agree to inform us promptly thereof), or (c) to JPMorgan Chase Bank so long as JPMorgan Chase Bank agrees in writing that it shall not disclose any of the terms or substance, directly or indirectly, of this Commitment Letter to any other person. Notwithstanding anything to the contrary in this paragraph or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the proposed transaction, the Origination Parties (and each of their respective employees, representatives, or agents) are permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the proposed transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax structure and tax aspects. To the extent not inconsistent with this paragraph, this authorization does not extend to disclosure of any other information including (without limitation) (a) the identities of participants or potential participants in this potential transaction, (b) the existence or status of any negotiations, or (c) any pricing information or any other term or detail not related to the tax structure or tax aspects of this potential transaction.

Public Announcements

You agree that the Lender will have approval rights with respect to all press releases and other public announcements related to or concerning the Credit Facilities, the Lender, or its affiliates. The approval or non-approval of any press release or other public announcement will not be unreasonably withheld or delayed. Any press release or other public announcement shall not identify any Pledgee Lender without such Pledgee Lender's prior written consent.

Information

In issuing this Commitment Letter, the Lender is relying on the accuracy of the Information furnished by or on behalf of the Company and its affiliates, without independent verification thereof.

Indemnification

You agree to indemnify and hold harmless the Lender, its affiliates, the Pledgee Lenders, and all of their officers, directors, employees, agents, advisors, attorneys, and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel), that may be incurred by, asserted, or awarded against any Indemnified Party, in each case arising out of, in connection with, or relating to any investigation, litigation, or proceeding or the preparation of any defense with respect thereto, arising out of, in connection with, or relating to this Commitment Letter, the Fee Letter, the Attachments, the loan documentation, or any of the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Credit Facilities, irrespective of whether such investigation, litigation, or proceeding is brought by the Company, the Borrower or any of their respective affiliates, any shareholders or creditors of the foregoing, or any other person and whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 5

You further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Company, the Borrower, or any of their respective affiliates, or any shareholders or creditors of the foregoing, or any other person for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, willful misconduct, or failure to perform its obligations hereunder. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

Governing Law, Etc.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Fee Letter and the letter agreement (the "July 11 Agreement") dated as of July 11, 2003, as amended, by and between the Company and Chrysalis Management Group, LLC are the only agreements that have been entered into among us with respect to the Credit Facilities. This Commitment Letter, the Attachments, and the Fee Letter set forth the entire understanding of the parties with respect to the Credit Facilities and supercede and replace all prior agreements and understandings of any kind whether oral or written, including the July 11 Agreement. Without limiting the generality of the foregoing, the parties acknowledge and agree that Chrysalis Management Group, LLC has not and will not act as financial advisor to the Company or any of its affiliates. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Your obligations under the paragraphs captioned "Costs and Expenses", "Fees," "Waiver of Jury Trial," "Indemnification", and "Confidentiality" shall survive the expiration or termination of this Commitment Letter.

You acknowledge that the Lender or its affiliates may from time to time effect transactions, for its own account or the account of customers, and hold positions in loans or options on loans of the Company or any of its affiliates. In addition, the Lender may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Company, the Borrower, or any of their respective affiliates, and such affiliates shall be entitled to the benefits afforded to the Lender hereunder.
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                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 6

You also acknowledge that the Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Lender and its affiliates will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by any of them of services for other companies, and the Lender and its affiliates will not furnish any such information to other companies. You also acknowledge that the Lender and its respective affiliates have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

This Commitment Letter shall not be assignable by you (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and any Pledgee Lenders and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and any Pledgee Lenders. Any Pledgee Lender shall be a third party beneficiary of this Commitment Letter. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and the Lender.

Waiver of Jury Trial

Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated by this Commitment Letter or the actions of the Lender or any of its affiliates or any Pledgee Lender in the negotiation, performance, or enforcement of this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Attachments and the Fee Letter by returning to the Lender executed counterparts hereof and of the Fee Letter, together with the amounts agreed upon pursuant to this Letter and the Fee Letter to be payable upon the acceptance hereof so as to be received in cash or other immediately available funds, not later than 12:00 noon, New York City time, on Tuesday, September 23, 2003. If (a) you do not sign this letter and the Fee Letter or return them by the date and time set forth above, (b) pay the amounts agreed upon pursuant to the Fee Letter by the date and time set forth above, or
(c) execute and deliver definitive loan documentation (as described in the Attachments) on or before October 17, 2003, the offer of the Lender set forth herein to provide the Credit Facilities shall automatically terminate. If you elect to deliver this letter and the Fee Letter by telecopier, please arrange for the executed originals to follow by next-day courier.

                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 7


                                      Very truly yours,

                                      CHRYSALIS WAREHOUSE FUNDING, LLC


                                      By: /s/ Paul Halpern
                                          ------------------------------------
                                          Authorized Signatory: Paul Halpern

                                      American Business Financial Services, Inc.
                                                              September 22, 2003
                                                                          Page 8


ACCEPTED AND AGREED TO
this 22nd day of September, 2003

AMERICAN BUSINESS FINANCIAL SERVICES, INC.


By:  /s/ Anthony J. Santilli, Jr.
     --------------------------------------------------------
     Name:    Anthony J. Santilli, Jr.
     Title:   Chairman, Director, Chief Executive Officer, and
              Chief Operating Officer

                                  ATTACHMENT A
                         Summary of Terms and Conditions
                         Senior Secured Loan Facilities


Borrower:                               ABFS Owner Trust 2003-2, a Delaware business trust (the "Borrower") to be formed by ABFS Owner Trust 2003-1, American Business Financial Services, Inc. (the
                                        "Company") and certain of its subsidiaries. The Borrower will issue a single certificate (the "Borrower Trust Certificate") to ABFS Owner Trust 2003-1. ABFS
                                        Owner Trust 2003-1 will issue two certificates - a preferred certificate (the "P
                                        Certificate") to Clearwing Capital, LLC, an affiliate of the Lender and a residual certificate (the "R Certificate") to the Company.

Custodian and Backup Servicer:          JPMorgan Chase Bank

Lender:                                 Chrysalis Warehouse Funding, LLC (the "Lender").

Facility:                               A senior secured loan facility with a maximum credit amount ("Maximum Credit
                                        Amount") of $250,000,000 (subject to the Increase Option set forth below), with a senior secured revolving facility of up to $225,000,000 (the "Revolving Loan
                                        Facility") and a secured last out revolver facility to be equal to a 10% Pro
                                        Rata Share of the outstanding Advances under the Revolving Loan Facility in an aggregate amount not to exceed $25,000,000 (the "B Loan Facility"). The
                                        Revolving Loan Facility would be used by Borrower to acquire from ABFS Owner
                                        Trust 2003-1 and by ABFS Owner Trust 2003-1 to purchase from certain of the
                                        Company and certain of it's licensed mortgage origination subsidiaries approved by the Lender all right, title and interest in and to certain Mortgage Loans and the underlying real estate securing the Mortgage Loans. The Credit Facilities will be fully recourse to the Borrower, but no portion of the Credit Facilities will be recourse as to the Company or any of its other affiliates (other than for breaches of representations and warranties in the Purchase and Sale
                                        Agreement).

Closing Fee:                            As set forth in the Fee Letter.

Arrangement, Credit Support and         As set forth in the Fee Letter.
Monitoring and  Work Fees:



Interest Rate:                          Amounts outstanding under the Revolving Loan Facility (90% of the amounts outstanding under the Credit Facilities from time to time) would bear interest at the greater of (a) one month LIBOR plus a margin (the "Margin") equal to
                                        2.50%, paid current interest in cash, or (b) the difference between the Yield
                                        Maintenance Fee (as defined below) and the amount of interest otherwise payable on the Revolving Loan Facility under clause (a) of this paragraph.

Yield Maintenance Fee:                  An amount equal to:

                                                 (I) $7,500,000 less $2,250,000 of the Closing Fee, the Nonusage Fee (as defined below), and interest income received by Lender prior to the Initial
                                        Yield Maintenance Date (as defined below) (the "Initial Yield Maintenance Fee")
                                        payable upon the earlier of (a) October 31, 2004, (b) if any Pledgee Lender has
                                        declared a termination event (the "Pledgee Termination Event") under its credit facility with the Lender or Lender has declared an Event of Default in writing under the Credit Facilities and the default or Pledgee Termination Event, as applicable, has not been cured within the applicable cure period, the last day of such cure period, and (c) the date on which Lender has ceased funding all
                                        Approved Mortgage Originators under the Credit Facilities for 90 consecutive calendar days under circumstances in which Lender reasonably determines that such Approved Mortgage Originators have effectively ceased carrying on an active mortgage origination business (such earlier date, the "Initial Yield Maintenance
                                        Date"), provided, however, that any Initial Yield Maintenance Fee payable per clause (I)(c) above shall be credited against interest income (other than default interest) and Nonusage Fees due and payable by Borrower under the Credit
                                        Facilities from the date of such Initial Yield Maintenance Fee payment through and including October 31, 2004, plus

                                                 (II) if on September 1, 2004 any Pledgee Lender has any remaining obligation under its credit facility with Lender or such credit facility has been terminated by Lender on or prior to such date, $10,000,000 less the Initial
                                        Yield Maintenance Fee, $2,250,000 of the Closing Fee, the Nonusage Fee (as
                                        defined below), and interest income received by Lender prior to the Final Yield
                                        Maintenance Date (as defined below) payable on the earlier of (a) September 1,
                                        2005, (b) the date of termination of such credit facility by Lender, (c) if such
                                        Pledgee Lender has declared a Pledgee Termination Event under such credit facility or Lender has declared an Event of Default in writing under the Credit
                                        Facilities and the default or Pledgee Termination Event, as applicable, has not been cured within the applicable cure period, the last day of such cure period if and only if the last day of such cure period falls on or after September 1,
                                        2004, and (d) the date following September 1, 2004 on which Lender has ceased funding all Approved Mortgage Originators under the Credit Facilities for 90 consecutive calendar days under circumstances in which Lender reasonably determines that such Approved Mortgage Originators have effectively ceased carrying on an active mortgage origination business (such earlier date, the
                                        "Final Yield Maintenance Date"), provided, however, that any Final Yield
                                        Maintenance Fee payable per clause (II)(d) above shall be credited against any interest income (other than default interest) and Nonusage Fees due and payable by Borrower under the Credit Facilities from the date of such Final Yield
                                        Maintenance Payment through and including September 1, 2005.



Nonusage Fee:                           An amount equal to 0.315% per annum of the difference between the average daily outstandings for the current month and the Maximum Credit Amount.

Expenses:                               Borrower shall agree to reimburse each of the Lender, the Lender's affiliates, and the Pledgee Lenders for all of their reasonable out-of-pocket costs and expenses relating to this financing transaction, including, but not limited to, search fees, filing and recording fees, attorneys fees and expenses, and financial examination and collateral appraisal fees and expenses (collectively,
                                        "Expenses"). Without limiting the foregoing, Borrower would be required to pay the actual charges paid or incurred by Lender, the Lender's affiliates, and each
                                        Pledgee Lender any such entity elects to employ the services of one or more third parties to perform financial audits of Borrower, to appraise Borrower's collateral, or to assess compliance by any Originating Party, by ABFS Owner
                                        Trust 2003-1 or by the Borrower with the terms, conditions, representations and other provisions of any of the Transaction Documents. The out-of-pocket costs and expenses of the Lender in monitoring the Credit Facilities after the Closing
                                        Date (other than re-underwriting) which may be reimbursed hereunder shall not exceed an amount equal to $75,000 per annum, provided, however, that such limitation shall not apply to attorneys' fees.

 Use of Proceeds:                       To (i) to finance the origination of new qualifying mortgage loans by certain of the Company's licensed mortgage origination subsidiaries and purchases of qualifying loans under the Company's "Bank Alliance Program," (ii) fund certain fees and expenses associated with the Facility, and (iii) fund amounts needed by
                                        ABFS Owner Trust 2003-2 or ABFS Owner Trust 2003-1 to meet its operating expenses and fund amounts due on its P Certificate and, if applicable, its R
                                        Certificate.

 Increase Option:                       At any time after the first anniversary of the Closing Date up through the ninetieth day following such first anniversary, Lender, in its sole discretion, may elect to increase the Maximum Credit Amount to $400,000,000 based upon its assessment of the performance of the Mortgage Loans, the Approved Mortgage
                                        Originators, the availability to Lender of syndicate members and financing and such other factors regarding the Credit Facilities, the commercial, credit and capital markets and the Origination Parties as the Lender may, in its sole discretion, wish to consider. If the Increase Option is exercised, the following amounts will be deemed fully earned at exercise and will be payable as follows:
                                        (a) an exercise fee of $10 million, $8.5 million of which shall be payable upon exercise and the $1.5 million balance of which shall be payable on the earlier of termination of the Credit Facilities and the Maturity Date; (b) a Closing Fee
                                        on the increase of $1.35 million, payable upon closing; and (c) an additional arrangement and credit support fee of $10.5 million, payable in 24 equal installments of $437,500 per month on the first day of each month.

Term:                                   Three years from the closing date ("Maturity Date").

Approved Purchase Agreements:           Agreement entered into between Borrower and ABFS Owner Trust 2003-1 and between
                                        ABFS Owner Trust 2003-1 and Approved Mortgage Originators providing for the purchase of Mortgage Loans upon such terms and provisions as are reasonably acceptable to Lender.




Custodian:                              JPMorgan Chase Bank will hold the mortgage file for each Mortgage Loan as custodian pursuant to a custodial agreement in form and substance satisfactory to Lender and its counsel.


Approved Mortgage Originators:          Third-party mortgage loan origination companies approved in writing by Lender.
                                        The initial Approved Mortgage Originators are as set forth on Schedule A-2 hereto. In the event of an insolvency relating to any Approved Mortgage
                                        Originator, such mortgage loan origination company will no longer be designated an Approved Mortgage Originator.


Borrowing Base:                         From time to time Lender will make Advances to Borrower under the Facility in an amount equal to the undrawn available amounts under the Borrowing Base.

                                        The Advance Rate applicable to Mortgage Loans (expressed as a percentage of par)
                                        pledged under the Facility will be the lesser of

                                             (a) the greater of

                                                 (i) the whole loan resale market price of the Mortgage Loans
                                        (determined based upon recent sales to third parties of comparable Mortgage
                                        Loans under market conditions reasonably equivalent to prevailing market conditions) less 6 percentage points (but in any event not to exceed 97% of par), and

                                                 (ii) the "Percentage of Par" shown under "Advance Rate" below less the adjustments shown under "Advance Rate Adjustment" below; and

                                             (b) the fair market value of the loans as determined in good faith by
                                        Lender taking into account customary Mortgage Loan characteristics and market conditions less 3 percentage points.

                                        Advances shall not be permitted against Mortgage Loans which are delinquent at the time the applicable Mortgage Loan is first funded under the Facility.


Advance Rates, Advance Rate             As set forth in Schedule A-3.
Adjustments and Sublimits:

Mortgage Loans:                         Mortgage Loans originated by Approved Mortgage Originators or acquired under an "Approved Purchase Program" set forth on Schedule A-2 hereto meeting the following criteria in addition to such other criteria identified in the
                                        Transaction Documents:

                                        1. Underwritten in accordance with Approved Underwriting Guidelines. Approved
                                        Underwriting Guidelines to consist of third-party underwriting guidelines approved by Lender in writing.

                                        2. No adverse selection.

                                        3. Originated following the closing date of the Facility and within 30 days prior to funding, provided that up to $50,000,000 of Mortgage Loans may have been originated prior to the Closing Date of the Facility.

                                        4. No "high-cost" or "covered" loans unless specifically approved in writing by
                                        Lender.

                                        5. No "Business Purpose" loans unless specifically approved in writing by
                                        Lender.

                                        6. Contributed to Borrower under the Transaction Documents.

                                        7. Eligible for sale by an Approved Mortgage Originator to an unaffiliated third party pursuant to an established whole loan purchase agreement.

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Prepayment:                             The Facility may be prepaid by Borrower (or terminated by ABFS Owner Trust
                                        2003-1 or the Company at any time) upon the payment in full of all amounts due and payable under the Facility, including the Yield Maintenance Fee and any amounts of the Facility Fee (including any additional fees payable in connection with the Increase Option), the Arrangement and Credit Support Fee and Monitoring
                                        Fee not yet paid.

Collateral:                             A first priority perfected security interest in substantially all of Borrower's now owned or hereafter acquired property and assets, including, but not limited to, all Mortgage Loans, all real property owned by the Borrower or collateralizing any Mortgage Loan, all hedging contracts associated only with the Mortgage Loans funded by the Facility, the Mortgage Loan servicing rights and all rights of the Borrower under any of the Transaction Documents, together with all inventory, accounts, equipment, chattel paper, documents, instruments, general intangibles, deposit accounts, cash and cash equivalents, and investment property and all proceeds and products of any of the foregoing. In addition,
                                        Clearwing Capital, LLC shall hold the P Certificate and shall have a first priority perfected security interest in substantially all of the now owned or hereafter acquired property and assets of ABFS Owner Trust 2003-1, including, in addition to the foregoing, the certificate issued by the Borrower to such trust, the assets listed on Schedule A-1 and all right, title and interest of ABFS
                                        Trust 2003-1 in, to and under any of the Transaction Documents. Lender and its counsel to be satisfied that the Origination Parties and their affiliates have validly transferred all right, title and interest in and to the assets listed on
                                        Schedule A-1 to the ABFS Owner Trust 2003-1 and Lender to have received such third party agreements or consents as Lender may reasonably require.


Collection and Servicing:               Borrower and ABFS Owner Trust 2003-1 to execute such servicing, custodial and administration agreements as Lender may reasonably require. Borrower and the
                                        Origination Parties would direct all of the underlying borrowers on the Mortgage
                                        Loans to remit all payments to deposit accounts that are the subject of tri-party agreements (acceptable in form and substance to Lender and its counsel) among Borrower, Lender or Lender's designee, and the depositary banks into which such deposits are made. Borrower and each servicer or subservicer would be required promptly to remit any payments received by it to these deposit accounts.

                                        The servicing rights relating to the Mortgage Loans will be owned by a special-purpose entity not subject to consolidation into the bankruptcy estate of any Approved Mortgage Originator and freely transferable to a third-party purchaser of the Mortgage Loans in the event of a foreclosure under the
                                        Facility. An Approved Mortgage Originator may be a subservicer of the Mortgage
                                        Loans provided the term of any such arrangement does not exceed 30 days. The
                                        Mortgage Loans will be serviced by an Approved Mortgage Originator provided that
                                        (i) the term of any such servicing arrangement does not exceed 30 days, (ii)
                                        JPMorgan Chase Bank or another entity acceptable to Lender (the "Backup
                                        Servicer") shall be the "hot" back-up servicer, and (iii) such servicing arrangement is otherwise on terms and conditions acceptable to Lender.


Representations and Warranties:         Customary loan level and entity level representations and warranties in the transaction documents including but not limited to eligibility of Mortgage Loans sold or pledge under any Transaction Document, requisite authorization, noncontravention and compliance with all applicable laws in origination and servicing of Mortgage Loans.

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Waterfalls:                             All proceeds of the Mortgage Loans owned by the Borrower (net of fees and expenses payable to trustees and/or custodians and servicers thereunder) to be applied, first, to fees and expenses of the Custodian, the Calculation Agent and the Backup Servicer, second, to the expenses and fees due to Lender and any
                                        Pledgee Lenders under the Facility, third, to the interest due to Lender, fourth, to cover any Borrowing Base Shortfall and, only so long as no
                                        Termination Event has occurred, to Borrower or, if a Termination Event has occurred, to Lender to apply to the amounts due under the Facility until paid in full in cash.

                                        All proceeds otherwise received or payable to ABFS Owner Trust 2003-1, including all amounts paid on account of any of the assets listed on Schedule A-1, shall be applied, first, to unpaid fees and expenses of the Custodian, the Calculation
                                        Agent and the Backup Servicer, and second, (i) 100% to the holder of the P
                                        Certificate until all amounts then due and payable thereunder without acceleration (i.e., the portion of the Credit Support Fee, the Monitoring Fee, the Yield Maintenance Fee and the Facility Fee then payable and any losses up to
                                        $25 million incurred by the holder of the P Certificate in connection with its commitment to the Lender), have been paid in full, and (ii) thereafter, 100% to the R Certificate, or


Reporting:                              Customary for loans of this type and those additional deemed appropriate by
                                        Lender for this transaction, including management reports and monthly financial statements and annual audited financial statements, in each case, by each
                                        Approved Mortgage Originator (including audited consolidated financial information for such Approved Mortgage Originators and their affiliates), monthly data tapes on all Mortgage Loans purchased or financed under any of the
                                        Transaction Documents, upon request, data tapes reflecting loans pledged under facilities other than the Credit Facilities, and such other information as
                                        Lender and Backup Servicer may reasonably request.


Affirmative Covenants:                  Customary for transactions of this type, to include covenants regarding material adverse changes or conditions (other than a MAC Exclusion Event); "going concern" considerations for Approved Mortgage Originators and their affiliates including delivery of unqualified opinions from auditors acceptable to Lender for period ending June 30, 2003 prior to closing and within 90 days of each fiscal year end during the term of the Facility, minimum aggregate cash on hand at all times of $15 million, availability of facility from JPMorgan Chase or other acceptable lender in an amount of not less than $200 million with "wet"
                                        availability of not less than $40 million; maintenance of debt under indenture
                                        (including continuing sales or renewals with a minimum of $10 million per month, total principal and accrued interest outstanding not to exceed $750 million, quarterly reduction to be agreed upon commencing in April 2004, and maximum offering rates of 10 percentage points above comparable rates for FDIC insured products; payment of other material obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of Lender or the Pledgee
                                        Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws;
                                        further assurances (including, without limitation, with respect to security interests in after-acquired property); and at Lender's option, agreement to obtain interest rate protection on terms and conditions satisfactory to Lender and the Pledgee Lenders of Mortgage Loans pledged under the Facility at prevailing market rates or with a third party acceptable to Lender and the
                                        Pledgee Lenders.


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Negative Covenants:                     Customary for transactions of this type with respect to Borrower and ABFS Owner
                                        Trust 2003-1, which may include limitations on: indebtedness (including preferred stock of subsidiaries); liens; guarantee obligations; mergers, consolidations, liquidations and dissolutions; sales of assets; leases;
                                        dividends and other payments in respect of capital stock; capital expenditures;
                                        investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; and changes in lines of business.


Termination Events:                     Customary for transactions of this type; insolvency events (including an insolvency event relating to the Borrower, ABFS Owner Trust 2003-1, the Company,
                                        all Approved Mortgage Originators, or any Approved Mortgage Originator);
                                        material adverse changes in the business or financial condition of the Company
                                        (other than a MAC Exclusion Event), any Approved Mortgage Originator, any
                                        servicer or subservicer of the Mortgage Loans, Borrower or ABFS Owner Trust
                                        2003-1; failure to remit collections as required under Facility; change in control or change in executive management of the Company; nonpayment of principal, interest, fees or other amounts when due under Facility;
                                        cross-defaults to material agreements (including all Transaction Documents, existing sub-debt indenture, existing securitization facilities and JPMorgan
                                        Chase facility); failure of the Company to maintain minimum liquidity of at least $20,000,000 at all times (cash, cash equivalents, available undrawn amounts under committed facilities, and unencumbered Mortgage Loans owned and originated or acquired within the prior 30 days times the advance rates that would apply to such Mortgage Loans if such Mortgage Loans were eligible Mortgage
                                        Loans and included in the Borrowing Base); material inaccuracy of representations and warranties; breach of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); failure of
                                        Borrower or ABFS Owner Trust 2003-1 to cure a Borrowing Base Shortfall within two Business Days of request to do so; any actual invalidity of any Transaction
                                        Document (as determined by a court or otherwise) or any asserted invalidity of any Transaction Document as asserted by any Approved Mortgage Originator or any of its affiliates, officers, or directors.


Conditions Precedent to Closing:        a) Borrower having entered into agreements for additional senior financing with
                                        JPMorgan Chase Bank in an amount of not less than $200 million with "wet"
                                        availability of not less than $40 million and otherwise on the terms and conditions acceptable to Lender and that facility having been made available concurrently with the availability of the Credit Facilities hereunder,

                                        b) Lender having entered into agreements for senior financing in amounts and on terms and conditions substantially similar to the terms and conditions of the
                                        Revolving Loan Facility, and such senior financing having been made available concurrently with the availability of the Credit Facilities hereunder,

                                        c) Minimum availability under the Credit Facilities plus unrestricted cash and cash equivalents of the Company and its affiliates at closing, after giving effect to the initial use of proceeds and the amounts that are required to be paid on such date of not less than $25,000,000 on the Closing Date,

                                        d) Accounts payable and unpaid expenses are at a level and consistent with historical practices,

                                        e) The negotiation, execution and delivery on or before October 17, 2003 of definitive documentation with respect to the Credit Facilities and all
                                        Transaction Documents, including purchase and sale agreement, loan and security agreement, servicing agreements, custodial and administration agreements, control agreements, and financing statements all to be in form and substance satisfactory to Lender, its affiliates, and the Pledgee Lenders and each of their counsels,

                                        f) Receipt and review of such legal opinions customary for transactions of this type as may be requested by Lender and its counsel, for the benefit of Lender and its affiliates, and the Pledgee Lenders and each of their counsels,

                                        g) No material adverse change shall have occurred in the business, condition
                                        (financial or otherwise) or prospects of the Company or any of its affiliates, except such changes as have been disclosed or forecast in the Projections or other written documentation provided to Lender, and

                                        h) The Company or the Lender not becoming aware after the date hereof of any information or other matter affecting the Company, any of its affiliates, or the trusts, the assumptions relating to projected financial performance of the
                                        Mortgage Loans or the assets listed on Schedule A-1 or the transactions contemplated hereby that in Lender's judgment is inconsistent in a material and adverse manner with any information (including any matter relating to financial models and underlying assumptions relating to the projected financial performance of the Mortgage Loans or the assets listed on Schedule A-1) or other matter disclosed to Lender prior to the date hereof and there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions.

Scheduled Closing Date:                 Closing Date to occur on or before October 17, 2003.

Governing Law:                          New York.

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                                  ATTACHMENT D
                          COMMITMENT - B LOAN FACILITY

                             Clearwing Capital, LLC
                     c/o Global Securitization Services, LLC
                        114 West 47th Street, Suite 1715
                            New York, New York 10036
                               (Tel.) 212 302 5151
                               (Fax) 212 302 8767

September 22, 2003
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Chrysalis Warehouse Funding, LLC                        American Business Financial Services, Inc.
c/o Global Securitization Services, LLC                 The Wanamaker Building
114 West 47th Street, Suite 1715                        100 Penn Square East
New York, New York 10036                                Philadelphia, PA  19107
(Tel.) 212 302 5151
(Fax) 212 302 8767
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Ladies and Gentlemen:

Upon terms and subject to conditions set forth in that certain commitment letter, dated as of even date herewith, by and between Chrysalis Warehouse
Funding, LLC ("CWF") and American Business Financial Services, Inc. ("ABFS"), and all schedules and attachments thereto (the "Commitment Letter"), Clearwing
Capital, LLC hereby confirms its commitment to provide the B Loan Facility (as defined in the Commitment Letter) to CWF.

This letter agreement is for the benefit of CWF and ABFS and may not be relied upon by any person other than CWF or ABFS.

                            [signature pages follow]




Very truly yours,

CLEARWING CAPITAL, LLC

         By: _________________________
               Authorized Signatory

CLEARWING CAPITAL, LLC

By:  LUBERT-ADLER REAL ESTATE FUND III, L.P.

         By:   Lubert-Adler Group III, L.P.,
               its general partner
         By:   Lubert-Adler Group III, LLC,
               its general partner

               By:___________________________________
               Authorized Signatory

By:  LUBERT-ADLER REAL ESTATE PARALLEL FUND III, L.P.

         By:   Lubert-Adler Group III, L.P.,
               its general partner
         By:   Lubert-Adler Group III, LLC,
               its general partner

               By:___________________________________
               Authorized Signatory

 By:  LUBERT-ADLER CAPITAL REAL ESTATE FUND III, L.P.

         By:   Lubert-Adler Group III, L.P.,
               its general partner
         By:   Lubert-Adler Group III, LLC,
               its general partner

               By:___________________________________
               Authorized Signatory

 By:  LUBERT-ADLER REAL ESTATE EQUITY FUND III, L.P.

         By:   Lubert-Adler Group III, L.P.,
               its general partner
         By:   Lubert-Adler Group III, LLC,
               its general partner


               By:___________________________________
               Authorized Signatory